UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, Michael J. Stevens, the current Senior Vice President and Chief Financial Officer of Whiting Petroleum Corporation (the “Company”), notified the Company of his intent to step down from such position effective August 1, 2019. In addition, on July 15, 2019, the Board of Directors of the Company (the “Board”) acted to elect Correne S. Loeffler as Chief Financial Officer of the Company effective August 1, 2019.

Ms. Loeffler, age 43, brings 14 years of financial experience in the oil and natural gas industry. Ms. Loeffler previously served as Vice President, Finance and Treasurer for Callon Petroleum Company, an independent exploration and production company, from April 2017 to July 2019. She also served as Interim Chief Financial Officer of Callon Petroleum Company from June 2017 to December 2017. Prior to that, Ms. Loeffler was Executive Director with JPMorgan Securities, LLC where she was employed in the Corporate Client Bank Group from 2006 to 2017. She also was an Associate in Bank of America’s Global Corporate & Investment Bank from 2005 to 2006 and a Consultant at Accenture from 1999 to 2003. Ms. Loeffler holds a Bachelor of Arts from Indiana University and a Master of Business Administration from the University of Texas.

In connection with Ms. Loeffler becoming Chief Financial Officer, the Compensation Committee of the Board of the Board of Directors of the Company (the “Committee”) approved (i) a base salary for Ms. Loeffler of $440,000, (ii) an annual bonus target for Ms. Loeffler of 100% of her base salary based on the 2019 performance goals established by the Committee under the Company’s short-term incentive plan, provided that such annual bonus will be pro-rated for 2019 based on time of service, (iii) a long-term equity incentive grant for to Ms. Loeffler of stock-settled restricted stock units of $325,000, of which one-third will vest on each of the first three anniversaries of the grant date, (iv) a long-term equity incentive grant to Ms. Loeffler of performance share units of $325,000, which will cliff vest after the award payout level is determined based on the Company’s total shareholder return relative to its compensation peer group over three performance periods beginning on January 1, 2019 and ending on each of the first three anniversaries thereafter and (v) a cash signing bonus of $190,000.

The Committee also approved and the Company entered into with Ms. Loeffler an Executive Employment and Severance Agreement (the “Employment Agreement”) effective August 1, 2019. The Employment Agreement has a term that ends after one year and renews automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreement provides that Ms. Loeffler is entitled to a base salary as in effect on the date of the Employment Agreement, subject to increase, but not decrease, as may be determined by the Committee, and to participate in cash and equity incentive plans and employee benefit plans that the Company generally provides to its senior executives. The Employment Agreement also provides that Ms. Loeffler is entitled to certain severance payments and other benefits upon a qualifying employment termination, including after a Change of Control (as defined in the Employment Agreement) of the Company. If Ms. Loeffler’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of the employment term, Ms. Loeffler will be entitled to accrued but unpaid benefits, including a pro rata portion of the current year’s target annual bonus, and a lump sum severance benefit equal to Ms. Loeffler’s base salary multiplied by one, plus the target bonus for the year in which the termination occurs. If such termination occurs within two years following a Change of Control, the multiplier of base salary described in the previous sentence is increased to two. Additionally, until the earlier of 18 months following a qualified termination (or 24 months if such termination follows a Change of Control) or such time as Ms. Loeffler has obtained new employment and is covered by benefits at least equal in value, Ms. Loeffler will continue to be covered, at the expense of the Company, by the same or equivalent life insurance, hospitalization, medical, dental and vision coverage as Ms. Loeffler received prior to termination. To receive the foregoing benefits, Ms. Loeffler must execute and deliver to the Company (and not revoke) a general release of claims. The Employment Agreement also provides Ms. Loeffler with the following after a Change of Control has occurred: (i) Ms. Loeffler’s employment term is automatically extended for a two-year period; (ii) accelerated vesting of Ms. Loeffler’s restricted stock, restricted stock units, performance shares and performance units; (iii) the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the Change of Control; and (iv) participation in salaried and executive officer benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The Employment Agreement also provides that Ms. Loeffler is subject to a customary confidentiality covenant and, for one year following termination of employment (or two years if the termination is after a Change of Control), customary covenants not to solicit and not to compete with the Company’s business in its material plays or fields. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 15, 2019, the Committee approved and the Company entered into with Mr. Stevens a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) effective August 1, 2019. The Non-Competition Agreement provides that Mr. Stevens’ covenants not to solicit and not to compete with the Company’s business in its material plays or fields will be extended from one year to 18 months following termination of employment. Subject to Mr. Stevens’ continued compliance with such covenants and Mr. Stevens executing and not revoking a general release between the Company and Mr. Stevens, the Company will pay Mr. Stevens an aggregate of $1,400,000 in twelve equal installments. The first two installments will be paid with the first regular payroll of the Company after February 2, 2020 and the remainder of the installments will be paid on the first regular payroll of the Company each month during March 2020 through December 2020. The foregoing description of the Non-Competition Agreement is qualified in its entirety by reference to the full text of the Non-Competition Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Executive Employment and Severance Agreement, between Correne S. Loeffler and Whiting Petroleum Corporation, effective as of August 1, 2019 [Incorporated by reference to Exhibit 10.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on January 5, 2015 (File No. 001-31899)].

Exhibit No.	Description

(10.2)	Non-Competition and Non-Solicitation Agreement, between Michael J. Stevens and Whiting Petroleum Corporation, effective as of August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: July 16, 2019	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Senior Vice President, General Counsel and Secretary